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                                                                   EX-99.(g)(1)
                                  APPENDIX A

                               CUSTODY AGREEMENT
                            WELLS FARGO FUNDS TRUST

For its custodial services, the Custodian shall receive a fee, with respect to each Fund of 0.02% of the average daily net assets of each such Fund. Exceptions to the custodial fees are noted below for the following Funds:

.. The custodial fee for the Wealthbuilder Portfolios and Life Stage Portfolios is 0.00% so as long as they invest their assets solely in one or more investment companies.

.. The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.00% so long as they remain Gateway Funds.

..  The custodial fee for the International Core Fund, International Equity
   Fund, International Value Fund and Overseas Fund is 0.10%.

.. The custodial fee for the Asia Pacific Fund and Emerging Markets Focus Fund is 0.25%.

..  The custodial fee for the Specialized Health Sciences Fund and Specialized
   Technology Fund is 0.07%.

Funds of Wells Fargo Funds Trust Covered by This Agreement
----------------------------------------------------------
 1. Aggressive Allocation Fund/*/
 2. Asia Pacific Fund
 3. Asset Allocation Fund
 4. Balanced Fund
 5. California Limited-Term Tax-Free Fund
 6. California Tax-Free Fund
 7. California Tax-Free Money Market Fund
 8. California Tax-Free Money Market Trust
 9. Cash Investment Money Market Fund
10. Capital Growth Fund
11. Colorado Tax-Free Fund
12. Common Stock Fund
13. Conservative Allocation Fund/*/
14. Corporate Bond Fund
15. C&B Large Cap Value Fund*
16. C&B Mid Cap Value Fund
17. Discovery Fund
18. Diversified Bond Fund/*/
19. Diversified Equity Fund/*/
20. Diversified Small Cap Fund/*/
21. Dividend Income Fund
22. Emerging Growth Fund/*/
23. Emerging Markets Focus Fund
24. Endeavor Large Cap Fund
25. Endeavor Select Fund
26. Enterprise Fund
27. Equity Income Fund/*/
--------
/*/   Gateway Fund

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28. Equity Index Fund
29. Equity Value Fund*
30. Government Money Market Fund
31. Government Securities Fund
32. Growth Balanced Fund/*/
33. Growth Equity Fund/*/
34. Growth Fund
35. Growth and Income Fund
36. Heritage Money Market Fund
37. High Income Fund
38. High Yield Bond Fund
39. Income Plus Fund
40. Index Fund/*/
41. Inflation-Protected Bond Fund/*/
42. Intermediate Government Income Fund
43. Intermediate Tax-Free Fund
44. International Core Fund
45. International Equity Fund
46. International Value Fund/*/
47. Large Cap Appreciation Fund/*/
48. Large Cap Growth Fund
49. Large Company Core Fund
50. Large Company Growth Fund/*/
51. Life Stage - Aggressive Portfolio
52. Life Stage - Conservative Portfolio
53. Life Stage - Moderate Portfolio
54. Liquidity Reserve Money Market Fund
55. Mid Cap Disciplined Fund
56. Mid Cap Growth Fund
57. Minnesota Money Market Fund
58. Minnesota Tax-Free Fund
59. Moderate Balanced Fund/*/
60. Money Market Fund
61. Money Market Trust
62. Municipal Bond Fund
63. Municipal Money Market Fund
64. National Limited-Term Tax-Free Fund
65. National Tax-Free Fund
66. National Tax-Free Money Market Fund
67. National Tax-Free Money Market Trust
68. Nebraska Tax-Free Fund
69. Opportunity Fund
70. Overland Express Sweep Fund
71. Overseas Fund
72. Prime Investment Money Market Fund
73. Short Duration Government Bond Fund
74. Short-Term Bond Fund
75. Short-Term High Yield Bond Fund
76. Short-Term Municipal Bond Fund
77. Small Cap Disciplined Fund
78. Small Cap Growth Fund
79. Small Cap Opportunities Fund
--------
/*/  Gateway Fund

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 80. Small Cap Value Fund
 81. Small Company Growth Fund/*/
 82. Small Company Value Fund/*/
 83. Small/Mid Cap Value Fund
 84. Specialized Financial Services Fund
 85. Specialized Health Sciences Fund
 86. Specialized Technology Fund
 87. Stable Income Fund/*/
 88. Strategic Income Fund
 89. Strategic Small Cap Value Fund/*/
 90. Target Today Fund/*/
 91. Target 2010 Fund/*/
 92. Target 2015 Fund/*2/
 93. Target 2020 Fund/*/
 94. Target 2025 Fund/*1/
 95. Target 2030 Fund/*/
 96. Target 2035 Fund/*1/
 97. Target 2040 Fund/*/
 98. Target 2045 Fund/*1/
 99. Target 2050 Fund/*3/
100. Total Return Bond Fund/*/
101. Treasury Plus Money Market Fund
102. Ultra-Short Duration Bond Fund
103. Ultra Short-Term Income Fund
104. Ultra Short-Term Municipal Income Fund
105. U.S. Value Fund
106. Value Fund
107. WealthBuilder Conservative Allocation Portfolio
108. WealthBuilder Equity Portfolio
109. WealthBuilder Growth Allocation Portfolio
110. WealthBuilder Growth Balanced Portfolio
111. WealthBuilder Moderate Balanced Portfolio
112. WealthBuilder Tactical Equity Portfolio
113. Wisconsin Tax-Free Fund
114. 100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: March 31, 2006
Appendix A amended: February 7, 2007
--------
/*/  Gateway Fund
/2/ On February 7, 2007 the Board of Trustees approved the establishment of the Target 2015, Target 2025, Target 2035 and Target 2045 Funds, which are expected to commence operations on or about July 1, 2007.
/3/ On November 8, 2006 the Board of Trustees approved the establishment of the Target 2050 Fund, which is expected to commence operations on or about July 1, 2007.

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   The foregoing fee schedule is agreed to as of February 7, 2007 and shall remain in effect until changed in writing by the parties.

                                         WELLS FARGO FUNDS TRUST

                                         By: /s/ C. David Messman
                                             ----------------------------------
                                             C. David Messman
                                             Secretary

                                         WELLS FARGO BANK, N.A.

                                         By: /s/ David A. Violett
                                             ----------------------------------
                                             David A. Violett
                                             Assistant Vice President